As filed with the Securities and Exchange Commission on July 29, 2022
Registration No. 333-263449

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO THE
FORM S-1
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

ECB Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	6036	88-1502079
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

419 Broadway
Everett, Massachusetts 02149
(617) 387-1110
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard J. O’Neil, Jr.
President and Chief Executive Officer
419 Broadway
Everett, Massachusetts 02149
(617) 387-1110
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Steven Lanter, Esq. Lawrence M.F. Spaccasi, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000	Michael K. Krebs, Esq. Nutter McClennen & Fish LLP 155 Seaport Boulevard Boston, MA 02210 (617) 439-2288
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ⌧	Smaller reporting company ⌧
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.

Sale to the Public Concluded July 27, 2022.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is filed to deregister 3,317,878 shares of the $0.01 par value common stock of ECB Bancorp, Inc. (the “Registrant”), previously registered pursuant to the Registrant’s Registration Statement on Form S-1, as amended (the “Form S-1”), as declared effective on May 13, 2022, and offered by means of the Prospectus dated May 13, 2022 and the Prospectus Supplement dated June 21, 2022 (the “Prospectus”), as filed pursuant to Securities Act Rule 424(b) on May 20, 2022.  The remaining 9,175,2473 shares of such common stock have been offered, sold and/or issued in accordance with and as described in the Prospectus, of which 8,915,247 shares were sold in the Subscription Offering and 260,000 shares were issued to the Everett Co-operative Bank Charitable Foundation, Inc.

The Registrant has determined that no further shares of such common stock will be offered, sold and/or issued by it pursuant to the Prospectus.  The Registrant, therefore, requests deregistration of the 3,317,878 unissued and unsold shares of such common stock registered pursuant to the Form S-1 as soon as practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Everett, Commonwealth of Massachusetts, on July 29, 2022.

ECB BANCORP, INC.
By:	/s/ Richard J. O’Neil, Jr. Richard J. O’Neil, Jr. President And Chief Executive Officer (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Richard J. O’Neil, Jr.	President and Chief Executive Officer and Director	July 29, 2022
Richard J. O’Neil, Jr.	(Principal Executive Officer)
/s/ John A. Citrano	Executive Vice President and Chief Financial Officer	July 29, 2022
John A. Citrano	(Principal Financial Officer)

/s/ Brandon Lavertu	Chief Accounting Officer (Principal Accounting Officer)	July 29, 2022
Brandon Lavertu

/s/*	Chairman of the Board	July 29, 2022
Dennis J. Leonard

/s/*	Director	July 29, 2022
Paul A. Delory

/s/*	Director	July 29, 2022
Elizabeth P. Jones

/s/*	Director	July 29, 2022
Joseph Sachetta

/s/*	Director	July 29, 2022
Susan Sgroi

/s/*	Director	July 29, 2022
Marjorie A. White

*  By Power of Attorney dated March 10, 2022.